Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Thaon Communications, Inc. (the

"Company") on Form 10-QSB for the period ending June 30, 2002 as filed with the

Securities and Exchange Commission on the date hereof (the "Report"), I, Adam

Anthony, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.

ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 13(a) or

         15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of

         operations of the Company.

/s/ Adam Anthony
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Adam Anthony
Chief Executive Officer
Date:  August 14, 2002
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